Exhibit 99.2

To:      The Board of Directors
         Applied DNA Sciences, Inc.

This letter is to serve as official notice of my resignation as Chief Operating Officer and Chief Financial Officer of Applied DNA Sciences, Inc. effective October 19, 2005. Due to family circumstances and the company's decision to relocate to New York, I am unable to continue on in my role with the company.

In order to ensure a smooth transition, I will be available to the company on a consulting basis until such time as my services are no longer needed.

Sincerely,

/s/ KARIM KLEMM
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Karin Klemm